Exhibit 10.1

JOYWISH

Water-Soluble Phospholipid Concentrate Health Food

Beverage Distribution Agreement

Contract No.：_______________________________

Party A：Fuzhou Meida Health Management Co., Ltd.

Party B：

Time of signing：

Place of signing：

Contact No.：

Party A：	Fuzhou Meida Health Management Co., Ltd.

(hereinafter referred to as Party A)

Party B：

(hereinafter referred to as Party B)

In order to further develop the market and protect the legitimate rights and interests of Party A and Party B, in accordance with the Food Safety Law of the People’s Republic of China, the Civil Code of the People’s Republic of China and other relevant legal norms, and in line with the principle of mutual benefit and common development, the two parties, through friendly consultation, hereby enter into this agreement：

Article I. Authorization for Distribution

Party A authorizes Party B to be Party A’s authorized distributor, and authorizes Party A’s product JOYWISH water-soluble phospholipid concentrate health food beverage to be sold in Party B’s directly-managed stores and franchised stores.

Article II. Term of the Distribution Agreement

Term of validity of the agreement: from July 9, 2024 to July 8, 2027.

Article III. Price

1、Retail price

Name	Spec (Box)	Uniform retail price (Per Box)		Minimum discounted retail price (Per Box)
JOYWISH water-soluble phospholipid concentrate health food beverage	10mLx30 Bags	$	___	$	___

2、Special distribution price：$___/ box (including tax).

3、Price changes: If due to market changes or rising prices of raw materials and other objective factors need to adjust the special distribution price and related retail prices, Party A will notify Party B in writing seven days in advance, confirmed by Party B in accordance with the implementation of the new price。

Article IV.

Distribution Goal and Payment

1、Party B’s Distribution Goal

Party B’s annual distribution goal：__ Boxes (Total Price: $_____)。

2、Payment

Within 3 days after the signing of this agreement, Party B shall prepay Party A $____ for the products. The payment for the products shall be deducted from Party B’s prepayment. After Party B’s prepayment is fully deducted, Party B needs to pay for the products in advance。

Party A bank account information：

Account Name：

Account Number：

Bank：Minsheng Bank Fuzhou Branch

3、Issuance of invoices: Party A will issue sales invoices before 25th of each month according to the order list of Party B and the amount of actual payment.

Article V. Market Deposit

1、Within three days after the signing of this agreement, Party A shall pay a market deposit of $___ as a form of economic deposit to keep the agreement and to maintain the market discipline and common value.

2、After Party A receives the market deposit, Party A will issue a receipt for the market deposit to Party B as a proof of payment or refund, and this receipt will be kept by Party B.

3、The market deposit is non-interest-bearing, and Party A will return the market deposit to Party B with the market deposit receipt if Party B completes the performance of the agreement in accordance with the provisions of the agreement after the termination of the distribution agreement.

Article VI. Market Management and Covenant

1、Party B can only supply sales to Party B’s directly-operated stores and franchises, and shall not supply to other channels. Otherwise, Party B will be deemed to have infringed the distribution right. If Party B has infringed the distribution right, Party A shall have the right to impose a fine of two times of the total amount of the products being sold (calculated on the basis of the special distribution price), and shall have the right to stop the supply of the products or to terminate the agreement.

2、Party B shall not source product from channels other than Party A. Otherwise, Party B will be deemed to have infringed the distribution right.

3、Party B shall strictly be in accordance with the price set by Party A to sell products, shall not lower the price of sales, yet can, at its discretion, raise the price by up to 10% of the price set by Party A. If Party B and its directly-operated stores or franchisees sell in accordiance with the price set by Party A, Party A shall have the right to take punitive measures such as warnings, fines, suspension of supply, and termination of the agreement.

4、When Party B plans to develop composite distribution channels, it shall submit an application to Party A in advance, and the development of composite distribution channels can only be carried out after Party A has given its written consent. Otherwise, Party B will be deemed to have infringed the distribution right.

5、Without Party A’s written authorization, Party B and Party B’s directly-operated stores or franchises are not allowed to distribute Party A’s products in the e-commerce platform (including, but not limited to, Tmall, Taobao, Jingdong, Pinduoduo, Douyin, Xiaohongshu, Kuaishou, and other platforms).

Article VII, Delivery

1、Party B can, based on market demand, submit product orders to Party A seven days in advance. Party A will deliver the product within 7 days after receiving Party B’s product order and payment.

2、Party A will deliver the product from Party A’s factory or the nearest warehouse.

3、Party B shall bear all the transportation costs incurred from the place where Party A delivers the product to the destination.

Article VIII. Inspection

1、Party A must fully and accurately inspect the packaging, quality, specification and quantity of the products before delivery and notify Party B in advance in writing.

2、After the products arrived at the destination, Party B will inspect the packaging, quality, specification and quantity of the products. If it is found that the packaging of the products is damaged, the quality, specification or quantity is not in accordance with the orders, Party B should notify Party A in writing within 2 days, and Party A should confirm that Party B can replenish the defective products or replace the defective ones, and Party A should bear the cost incurred by the defective ones and the replacement of the products.

Article IV. Replacement

Party A grants Party B 2% of the annual delivery goal amount of the replacement quota. Replacement products must be valid for more than three months, with intact packaging, without affecting Party A’s re-sale. The transportation cost of the replacement product shall be borne by Party B. If within the warranty period, and non-human factors resulting in product quality problems, Party A will unconditionally grant the replacement of products, and the cost of the replacement of products incurred will be borne by Party A.

Article X, Party A’s Rights and Obligations

1、Party A has the right to consult Party B’s sales, the right to know and the right to market inspection.

2、Party A has the right to supervise, inquire and question Party B’s product sales and inventory information.

3、Party A has the right to know and suggest Party B’s monthly marketing and promotion work.

4、Party A has the obligation to protect the legitimate rights and interests of Party B in accordance with the agreement.

5、Party A is obliged to supply on time, and ensure that the quality of products meets the product quality standards.

6、Party A is obliged to provide Party B with the information required for the sales of the product and related product approvals, production and testing reports, etc., to facilitate Party B’s business activities.

7、Party A is obliged to provide Party B with sales service support, including but not limited to personnel training, product knowledge training, after-sales service.

Article XI, Party B’s Rights and Obligations

1、Party B has the right to operate independently within the scope of the agreement.

2、Party B has the obligation of confidentiality for Party A’s product management, market expansion and other information.

3、Party B shall not sell counterfeit and infringing products. If Party B finds that there are counterfeit and infringing products on sale in the market, it has the obligation to notify Party A at the first time and actively assist Party A to deal with the counterfeit and infringing behaviors.

4、Within the agreement term, Party B shall not distribute other similar products.

5、Party B must engage in product sales activities in accordance with national policies and relevant laws.

6、Party B is strictly prohibited to use Party A’s relevant documents to carry out illegal activities, and Party B shall bear full responsibility for all disputes arising therefrom.

7、Party B shall actively feedback market information to Party A and submit the next month’s order plan of products to Party A before 25th of each month, so as to facilitate Party A’s reasonable arrangement of related work.

Article XII, Default and Confidentiality

Party A and Party B shall strictly perform in accordance with the terms of this agreement, either party shall be liable for breach of the agreement. Neither party shall disclose the other party’s business information to the third party without authorization, and the party in breach shall be liable for any damages arising from such disclosure.

Article XIII, Force majeure

In the event of force majeure (e.g. war, civil war, lockdown, earthquake, fire, flood, etc.) and any unforeseen accidents not foreseen by both parties that impede or interfere with the performance of this agreement, the party experiencing force majeure shall, within _____ days from the date of the end of the event, deliver to the other party a certificate of force majeure issued by the relevant authorities of the country, which shall provide proof of exemption from liability, and the two parties shall discuss matters of suspension or continuation of the performance of the agreement.

Article XIV, Appendices

1、Any matters not covered in this agreement may be supplemented by a written agreement signed by Party A and Party B after negotiation.

2、This agreement shall be signed in counterpart, both original copies, one for each party. This agreement shall come into effect from the date of signature and seal of both parties.

3、If there are any disputes between the two parties, they shall be solved in the manners of friendly negotiation. If the negotiation cannot solve the dispute, it can be brought to the People’s Court for litigation.

Party A：

Representative：

Tel：

Party B：

Representative：

Tel：

Date：